Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Local Corporation

We consent to the incorporation by reference in the registration statements (No. 333-120638, No. 333-127810, No. 333- 145633, No. 333-151414, No. 333-162396, No. 333-175935, and No. 333-185287) on Form S-8 and the registration statements (No. 333-176542, No. 333-172212, No. 333-171725, No. 333-148617, No. 333-147494, No. 333-145580, No. 333-141890, and No. 333-129539) on Form S-3 of Local Corporation (the “Company”, formally known as Local.com Corporation) of our report dated March 15, 2012, except for Note 3 as to which the date is April 2, 2013, relating to the Company’s financial statements and financial statement schedule of the Company, which report includes an explanatory paragraph regarding the retrospective adjustment to reflect discontinued operations, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectuses, which is part of the registration statements.

/s/ HASKELL & WHITE LLP

Irvine, California

April 2, 2013